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                                 PRICE WATERHOUSE LLP
                               750 B Street, Suite 2400
                             San Diego, California 92101
                                    (619) 231-1200


September 26, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Biomagnetic Technologies, Inc.'s Form 8-K dated September 26, 1997 and are in agreement with the statements contained in the first and second paragraphs therein.

Yours very truly,


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP